Byline Bancorp, Inc.

Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2021 Financial Results

Select Third Quarter 2021 Highlights

•
Net income of $25.3 million, or $0.66 per diluted share
•
Net interest margin of 3.91%
•
Return on average assets of 1.53%, as adjusted1 1.59%
•
Efficiency ratio of 54.18%
•
Non-interest bearing deposits 41.1% of total deposits
•
Originated loans and leases increased $189.5 million, total production of $410.3 million
•
Common Equity Tier 1 to risk weighted assets of 11.32%

Chicago, IL, October 28, 2021 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us")(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $25.3 million, or $0.66 per diluted share, for the third quarter of 2021, compared with net income of $28.5 million, or $0.73 per diluted share, for the second quarter of 2021 and net income of $13.1 million, or $0.34 per diluted share for the third quarter 2020. Adjusted net income1 was $26.4 million, or $0.69 per adjusted diluted share, for the third quarter of 2021, compared with $29.9 million, or $0.77 per adjusted diluted share1, for the second quarter of 2021 and $13.1 million, or $0.34 per adjusted diluted share for the third quarter of 2020.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, commented, “We reported strong third quarter results highlighted by robust balance sheet growth as our teams remained focused on taking care of our customers, while the economy continued to improve. We executed well on our commercial banking strategy during the quarter driven by solid loan and lease growth, net interest margin expansion while continuing to deploy excess capital through share repurchases and dividends. We remain optimistic about our opportunities to execute on our strategy in the future to further enhance the value of our franchise. I want to thank all of our employees for their continued hard work and dedication to serving all of our stakeholders.”

Alberto J. Paracchini, President of Byline Bancorp, added, “Our strong results were supported by continued momentum across our businesses resulting in loan and lease growth, strong inflows of commercial noninterest-bearing deposits, and higher net interest income. Excluding PPP loans, our total loans and leases grew at a 34.9% annualized rate during the third quarter and more than offset the decline in our PPP portfolio. Growth was particularly strong in the commercial, sponsor finance, leasing and government guaranteed loan portfolios. Thanks to the efforts of all of our bankers and team members, we continue to have a healthy loan pipeline, which we believe will result in continued growth of our business while benefiting the mix of earning assets.”

Board Declares Cash Dividend of $0.09 per Share

On October 26, 2021, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on November 23, 2021, to stockholders of record of the Company's common stock as of November 9, 2021.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

				September 30, 2021
	Three Months Ended			Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in thousands)	2021	2021	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$56,291	$54,324	$51,036	3.6%	10.3%
Interest on securities	5,534	6,359	7,070	(13.0)%	(21.7)%
Other interest and dividend income	947	628	128	50.6%	644.4%
Total interest and dividend income	62,772	61,311	58,234	2.4%	7.8%
INTEREST EXPENSE
Deposits	986	1,058	2,760	(6.8)%	(64.3)%
Other borrowings	349	482	465	(27.4)%	(24.8)%
Subordinated notes and debentures	1,592	1,597	1,485	(0.4)%	7.2%
Total interest expense	2,927	3,137	4,710	(6.7)%	(37.8)%
Net interest income	$59,845	$58,174	$53,524	2.9%	11.8%

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	September 30, 2021			June 30, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$40,088	$19	0.19%	$75,382	$28	0.15%
Loans and leases(1)	4,539,111	56,291	4.92%	4,491,197	54,324	4.85%
Taxable securities	1,309,802	5,472	1.66%	1,477,070	5,947	1.62%
Tax-exempt securities(2)	187,064	1,254	2.66%	187,967	1,281	2.73%
Total interest-earning assets	$6,076,065	$63,036	4.12%	$6,231,616	$61,580	3.96%
Allowance for loan and lease losses	(61,528)			(65,848)
All other assets	546,331			554,724
TOTAL ASSETS	$6,560,868			$6,720,492
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$653,543	$228	0.14%	$626,886	$220	0.14%
Money market accounts	1,031,009	280	0.11%	1,052,223	279	0.11%
Savings	625,037	75	0.05%	607,035	72	0.05%
Time deposits	709,805	403	0.23%	717,795	487	0.27%
Total interest-bearing deposits	3,019,394	986	0.13%	3,003,939	1,058	0.14%
Other borrowings	426,284	349	0.33%	642,586	482	0.30%
Subordinated notes and debentures	110,195	1,592	5.73%	110,030	1,597	5.82%
Total borrowings	536,479	1,941	1.44%	752,616	2,079	1.11%
Total interest-bearing liabilities	$3,555,873	$2,927	0.33%	$3,756,555	$3,137	0.33%
Non-interest-bearing demand deposits	2,106,189			2,085,358
Other liabilities	75,052			68,089
Total stockholders’ equity	823,754			810,490
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,560,868			$6,720,492
Net interest spread(3)			3.79%			3.63%
Net interest income, fully taxable equivalent		$60,109			$58,443
Net interest margin, fully taxable equivalent(2)(4)			3.92%			3.76%
Tax-equivalent adjustment		(264)	0.01%		(269)	0.02%
Net interest income		$59,845			$58,174
Net interest margin(4)			3.91%			3.74%

Net loan accretion impact on margin		$1,638	0.11%		$1,395	0.09%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the third quarter of 2021 was $59.8 million, an increase of $1.7 million, or 2.9%, from the second quarter of 2021.

The increase in net interest income was primarily due to:

•
An increase of $2.0 million in interest income on loans and leases, due to higher balances and yields on loans and leases and increased Paycheck Protection Program ("PPP") servicing fees resulting from a higher volume of loan forgiveness.

Partially offset by:

•
A decrease of $825,000 in interest income on securities, due to lower average balances of securities.

Tax-equivalent net interest margin for the third quarter of 2021 was 3.92%, an increase of 16 basis points compared to the second quarter of 2021. Total net accretion income on acquired loans contributed 11 basis points to the net interest margin for the third quarter of 2021 compared to nine basis points for the second quarter of 2021, an increase of two basis points. PPP loan interest income and net fee income combined contributed $5.4 million to net interest income for the third quarter of 2021 compared to $4.5 million for the second quarter of 2021 due to the timing of forgiveness of loans.

The average cost of total deposits was 0.08% for the third quarter of 2021, flat compared to the second quarter of 2021. Average non-interest-bearing demand deposits increased $20.8 million, while average money market account deposits decreased by $21.2 million. Average non-interest-bearing demand deposits were 41.1% of average total deposits for the third quarter of 2021 compared to 41.0% during the second quarter of 2021.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $352,000 for the third quarter of 2021, an increase of $2.3 million compared to a recapture of provision of $2.0 million for the second quarter of 2021. The provision during the third quarter of 2021 was mainly driven by new loan and lease originations during the quarter, offset by a recapture of $1.7 million as a result of improved qualitative factors resulting from continued economic improvement.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended			September 30, 2021 Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in thousands)	2021	2021	2020	2021	2020
NON-INTEREST INCOME
Fees and service charges on deposits	$1,867	$1,768	$1,603	5.6%	16.4%
Loan servicing revenue	3,344	3,188	2,936	4.9%	13.9%
Loan servicing asset revaluation	(2,650)	7	1,122	NM	NM
ATM and interchange fees	1,201	1,044	1,028	15.0%	16.7%
Net realized gains (losses) on securities available-for-sale	130	(136)	1,037	NM	(87.4)%
Change in fair value of equity securities, net	(275)	517	154	NM	NM
Net gains on sales of loans	12,761	12,270	12,671	4.0%	0.7%
Wealth management and trust income	815	722	693	12.8%	17.7%
Other non-interest income	1,302	1,622	990	(19.7)%	31.7%
Total non-interest income	$18,495	$21,002	$22,234	(11.9)%	(16.8)%

Byline Bancorp, Inc.

Non-interest income for the third quarter of 2021 was $18.5 million, a decrease of $2.5 million, or 11.9%, compared to $21.0 million for the second quarter of 2021.

The decrease in total non-interest income was primarily due to:

•
A $2.7 million loan servicing asset revaluation charge, which was a $2.7 million downward valuation adjustment for the current quarter compared to a $7,000 upward valuation adjustment in the prior quarter, due to changes in the fair value of the servicing asset; and
•
A $793,000 decrease in the fair value of equity securities.

Partially offset by:

•
An increase of $491,000 in net gains on sales of loans due to higher volume of loan sales.

During the third quarter of 2021, we sold $104.2 million of U.S. government guaranteed loans compared to $100.6 million during the second quarter of 2021.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended			September 30, 2021 Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
(dollars in thousands)	2021	2021	2020	2021	2020
NON-INTEREST EXPENSE
Salaries and employee benefits	$25,978	$24,588	$23,126	5.7%	12.3%
Occupancy and equipment expense, net	4,982	4,856	5,220	2.6%	(4.6)%
Loan and lease related expenses	1,175	1,503	2,053	(21.7)%	(42.7)%
Legal, audit and other professional fees	2,710	2,898	2,390	(6.5)%	13.4%
Data processing	3,108	2,847	2,661	9.1%	16.8%
Net loss recognized on other real estate owned and other related expenses	42	389	349	(89.1)%	(87.8)%
Other intangible assets amortization expense	1,738	1,848	1,947	(6.0)%	(10.7)%
Other non-interest expense	4,447	4,052	3,941	9.7%	12.8%
Total non-interest expense	$44,180	$42,981	$41,687	2.8%	6.0%

Non-interest expense for the third quarter of 2021 was $44.2 million, an increase of $1.2 million, or 2.8%, from $43.0 million for the second quarter of 2021.

The increase in total non-interest expense was primarily due to:

•
An increase of $1.4 million in salaries and employee benefits, primarily due to new hires during the quarter and increased commission expense; and
•
An increase of $395,000 in other non-interest expense, mainly due to advertising campaigns launched during the quarter.

Partially offset by:

•
A decrease of $328,000 in loan and leases related expenses, mainly due to decreases in government guaranteed loan expenses; and
•
A decrease of $347,000 in net loss recognized on other real estate owned and other related expenses, due to decreases in write-downs.

Our efficiency ratio was 54.18% for the third quarter of 2021 compared to 51.95% for the second quarter of 2021. Excluding impairment charges on assets held for sale, our adjusted efficiency ratio1 was 52.35% for the third quarter of 2021, compared with 49.50% for the second quarter of 2021.

Byline Bancorp, Inc.

INCOME TAXES

We recorded income tax expense of $8.5 million during the third quarter of 2021, compared to $9.7 million during the second quarter of 2021. The effective tax rate was 25.1%, and 25.3%, for the third quarter and second quarter of 2021, respectively.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.7 billion at September 30, 2021, an increase of $163.8 million compared to $6.5 billion at June 30, 2021.

The current quarter increase was primarily due to:

•
An increase in loans and leases of $139.8 million, as a result of new originations, primarily driven by commercial real estate and commercial and industrial loans.

Partially offset by:

•
A decreases of $68.2 million in securities available-for-sale, at fair value, due to principal paydowns used to fund loan and lease growth.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	September 30, 2021		June 30, 2021		September 30, 2020
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,298,454	28.2%	$1,156,824	25.9%	$919,862	21.0%
Residential real estate	387,578	8.4%	389,758	8.7%	458,364	10.5%
Construction, land development, and other land	336,460	7.3%	271,710	6.1%	234,017	5.3%
Commercial and industrial	1,480,076	32.1%	1,350,471	30.2%	1,214,099	27.8%
Paycheck Protection Program	268,081	5.8%	476,282	10.7%	622,191	14.2%
Installment and other	998	0.0%	982	0.0%	2,346	0.1%
Leasing financing receivables	331,149	7.2%	267,300	6.0%	185,700	4.2%
Total originated loans and leases	$4,102,796	89.0%	$3,913,327	87.6%	$3,636,579	83.1%
Acquired impaired loans
Commercial real estate	$84,821	1.8%	$91,313	2.0%	$117,114	2.7%
Residential real estate	61,893	1.3%	67,401	1.5%	84,197	1.9%
Construction, land development, and other land	1,746	0.1%	2,008	0.0%	4,804	0.1%
Commercial and industrial	6,651	0.1%	7,444	0.2%	10,489	0.3%
Installment and other	169	0.0%	180	0.0%	214	0.0%
Total acquired impaired loans	$155,280	3.3%	$168,346	3.7%	$216,818	5.0%
Acquired non-impaired loans and leases
Commercial real estate	$235,103	5.1%	$254,739	5.6%	$310,879	7.1%
Residential real estate	58,283	1.3%	65,119	1.5%	90,835	2.1%
Construction, land development, and other land	206	0.0%	208	0.0%	213	0.0%
Commercial and industrial	49,678	1.1%	58,320	1.3%	104,221	2.4%
Installment and other	275	0.0%	311	0.0%	583	0.0%
Leasing financing receivables	7,607	0.2%	9,087	0.3%	14,389	0.3%
Total acquired non-impaired loans and leases	$351,152	7.7%	$387,784	8.7%	$521,120	11.9%
Total loans and leases	$4,609,228	100.0%	$4,469,457	100.0%	$4,374,517	100.0%
Allowance for loan and lease losses	(60,598)		(61,719)		(61,258)
Total loans and leases, net of allowance for loan and lease losses	$4,548,630		$4,407,738		$4,313,259

Byline Bancorp, Inc.

Paycheck Protection Program

The following table presents the net PPP loans outstanding as of September 30, 2021:

	PPP Loans Outstanding
(dollars in thousands)	First Round	Second Round	Total
Principal outstanding	$12,561	$263,058	$275,619
Unearned processing fee	(176)	(9,503)	(9,679)
Deferred cost	47	2,094	2,141
PPP loans, net	$12,432	$255,649	$268,081
Number of loans outstanding	128	1,624	1,752

Forgiven	95.9%	22.3%	70.7%
In review or submission process	0.9%	10.9%	4.3%
Not applied for forgiveness	3.2%	66.8%	25.0%

PPP loans decreased by $208.2 million in the third quarter of 2021 primarily as a result of forgiveness of PPP loans. Forgiveness for the third quarter 2021 was $202.4 million compared to $180.7 million for the second quarter of 2021.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				% Change from
(dollars in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Non-performing assets:
Non-accrual loans and leases	$34,465	$35,514	$43,196	(3.0)%	(20.2)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$34,465	$35,514	$43,196	(3.0)%	(20.2)%
Other real estate owned	3,033	4,417	8,150	(31.3)%	(62.8)%
Total non-performing assets	$37,498	$39,931	$51,346	(6.1)%	(27.0)%
Accruing troubled debt restructured loans (1)	$2,366	$2,395	$2,293	(1.3)%	3.2%
Total non-performing loans and leases as a percentage of total loans and leases	0.75%	0.79%	0.99%
Total non-performing assets as a percentage of total assets	0.56%	0.61%	0.79%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	175.82%	173.79%	141.81%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$6,326	$5,847	$3,749	8.2%	68.8%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$6,326	$5,847	$3,749	8.2%	68.8%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.61%	0.66%	0.90%
Total non-performing assets not guaranteed as a percentage of total assets	0.46%	0.52%	0.73%

Variances in non-performing assets were:

•
Non-performing loans and leases were $34.5 million at September 30, 2021, a decrease of $1.0 million from $35.5 million at June 30, 2021; and
•
Other real estate owned was $3.0 million at September 30, 2021, a decrease of $1.4 million from $4.4 million at June 30, 2021 due to sales.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	September 30,		June 30,	September 30,
(dollars in thousands)	2021		2021	2020
Allowance for loan and lease losses, beginning of period	$61,719		$65,590	$51,300
Provision/(recapture) for loan and lease losses	352		(1,969)	15,740
Net charge-offs of loans and leases	(1,473)		(1,902)	(5,782)
Allowance for loan and lease losses, end of period	$60,598		$61,719	$61,258

Allowance for loan and lease losses to period end total loans and leases held for investment	1.31%		1.38%	1.40%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.13%		0.17%	0.53%
Provision/(recapture) for loan and lease losses to net charge-offs during the period	0.24	x	(1.04)x	2.72	x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased to 1.31% at September 30, 2021 compared to 1.38% at June 30, 2021. The allowance for loan and lease losses as a percentage of total loans and leases held for investment excluding PPP loans decreased to 1.40% at September 30, 2021 from 1.55% at June 30, 2021.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies. Assuming we remain an emerging growth company, the Company anticipates adopting the standard on December 31, 2022. We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the third quarter of 2021 were $1.5 million, or 0.13% of average loans and leases, on an annualized basis, a decrease of $429,000 compared to $1.9 million or 0.17% of average loans and leases, during the second quarter of 2021, and a decrease of $4.3 million from $5.8 million or 0.53% of average loans and leases from the comparable period a year ago.

Net charge-offs for the third quarter of 2021 included $1.3 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the second quarter of 2021 and third quarter of 2020 included $1.6 million and $4.1 million, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				Change from
(dollars in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Non-interest-bearing demand deposits	$2,117,749	$2,089,455	$1,718,682	1.4%	23.2%
Interest-bearing checking accounts	652,824	653,558	584,682	(0.1)%	11.7%
Money market demand accounts	1,057,419	1,023,675	1,153,433	3.3%	(8.3)%
Other savings	627,294	613,136	542,741	2.3%	15.6%
Time deposits (below $250,000)	553,364	567,469	622,328	(2.5)%	(11.1)%
Time deposits ($250,000 and above)	149,628	144,902	188,379	3.3%	(20.6)%
Total deposits	$5,158,278	$5,092,195	$4,810,245	1.3%	7.2%

Total deposits were $5.2 billion at September 30, 2021, an increase of $66.1 million, or 1.3%, compared to $5.1 billion at June 30, 2021. Non-interest-bearing deposits were 41.1% and 41.0% of total deposits at September 30, 2021 and June 30, 2021, respectively.

The increase in the current quarter was primarily due to:

•
An increase in non-interest-bearing deposits of $28.3 million, due to increases in commercial deposits; and
•
An increase in money market demand accounts of $33.7 million, principally driven by increases in personal money market accounts.

Total borrowings and other liabilities were $721.8 million at September 30, 2021, an increase of $90.4 million from $631.3 million at June 30, 2021, primarily driven by an increase in Federal Home Loan Bank advances of $243.0 million, offset by the Paycheck Protection Program Liquidity Facility decreasing by $148.3 million to $156.4 million at September 30, 2021 from $304.7 million at June 30, 2021.

Stockholders’ Equity

Total stockholders’ equity was $824.4 million at September 30, 2021, an increase of $7.3 million from $817.1 million at June 30, 2021. The increase was primarily due to an increase in retained earnings, offset by a decrease in the fair value of available-for-sale securities, and repurchases of common stock.

Under its stock repurchase program the Company repurchased an aggregate of 460,220 shares at an average price per share of $22.62 during the third quarter, and 1,331,708 shares at an average price of $21.68 year-to-date.

Byline Bancorp, Inc.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and Byline Banks of September 30, 2021:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
September 30, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$821,646	14.78%	$444,596	8.00%	N/A	N/A
Bank	747,862	13.50%	443,176	8.00%	$553,971	10.00%
Tier 1 capital to risk weighted assets:
Company	$684,523	12.32%	$333,447	6.00%	N/A	N/A
Bank	$685,739	12.38%	332,382	6.00%	$443,176	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$629,085	11.32%	$250,085	4.50%	N/A	N/A
Bank	685,739	12.38%	249,287	4.50%	$360,081	6.50%
Tier 1 capital to average assets:
Company	$684,523	11.21%	$244,268	4.00%	N/A	N/A
Bank	685,739	11.24%	244,138	4.00%	$305,173	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 29, 2021 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (844) 200-6205; passcode 611698. A recorded replay can be accessed through November 12, 2021 by dialing (866) 813-9403; passcode: 960656.

A slide presentation relating to our third quarter 2021 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.7 billion in assets and operates more than 40 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates or turbulence in U.S. or global financial markets, could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, and lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Manager	Director of Marketing
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks	$46,900	$50,558	$47,101	$41,432	$47,433
Interest bearing deposits with other banks	95,978	52,138	66,038	41,988	53,645
Cash and cash equivalents	142,878	102,696	113,139	83,420	101,078
Equity and other securities, at fair value	10,299	10,575	8,557	8,764	8,335
Securities available-for-sale, at fair value	1,427,605	1,495,789	1,675,907	1,447,230	1,509,211
Securities held-to-maturity, at amortized cost	3,887	3,890	3,892	4,395	4,400
Restricted stock, at cost	15,927	11,927	19,057	10,507	9,652
Loans held for sale	48,372	25,046	28,584	7,924	49,049
Loans and leases:
Loans and leases	4,609,228	4,469,457	4,454,620	4,340,535	4,374,517
Allowance for loan and lease losses	(60,598)	(61,719)	(65,590)	(66,347)	(61,258)
Net loans and leases	4,548,630	4,407,738	4,389,030	4,274,188	4,313,259
Servicing assets, at fair value	23,597	24,683	22,140	22,042	21,267
Premises and equipment, net	76,995	80,482	85,182	86,728	94,638
Other real estate owned, net	3,033	4,417	5,952	6,350	8,150
Goodwill and other intangible assets, net	167,296	169,034	170,882	172,631	174,523
Bank-owned life insurance	60,992	60,628	60,258	10,009	9,952
Deferred tax assets, net	45,165	43,127	48,662	40,181	35,945
Accrued interest receivable and other assets	129,775	100,570	118,883	216,283	157,054
Total assets	$6,704,451	$6,540,602	$6,750,125	$6,390,652	$6,496,513
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,117,749	$2,089,455	$2,015,643	$1,762,676	$1,718,682
Interest-bearing deposits	3,040,529	3,002,740	3,008,897	2,989,355	3,091,563
Total deposits	5,158,278	5,092,195	5,024,540	4,752,031	4,810,245
Other borrowings	539,119	446,836	749,719	647,901	710,560
Subordinated notes, net	73,473	73,429	73,386	73,342	73,299
Junior subordinated debentures issued to capital trusts, net	36,796	36,682	36,565	36,451	36,331
Accrued expenses and other liabilities	72,367	74,387	72,120	75,463	71,382
Total liabilities	5,880,033	5,723,529	5,956,330	5,585,188	5,701,817
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	386	385	385	384	383
Additional paid-in capital	592,192	590,422	589,209	587,165	586,057
Retained earnings	258,077	236,363	210,385	191,098	180,162
Treasury stock	(31,161)	(20,712)	(8,275)	(1,668)	(1,668)
Accumulated other comprehensive income (loss), net of tax	(5,514)	177	(8,347)	18,047	19,324
Total stockholders’ equity	824,418	817,073	793,795	805,464	794,696
Total liabilities and stockholders’ equity	$6,704,451	$6,540,602	$6,750,125	$6,390,652	$6,496,513

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$56,291	$54,324	$53,808	$53,441	$51,036	$164,423	$155,347
Interest on securities	5,534	6,359	6,089	6,252	7,070	17,982	22,616
Other interest and dividend income	947	628	262	232	128	1,837	1,342
Total interest and dividend income	62,772	61,311	60,159	59,925	58,234	184,242	179,305
INTEREST EXPENSE
Deposits	986	1,058	1,421	1,814	2,760	3,465	14,810
Other borrowings	349	482	502	480	465	1,333	2,838
Subordinated notes and debentures	1,592	1,597	1,596	1,611	1,485	4,785	2,699
Total interest expense	2,927	3,137	3,519	3,905	4,710	9,583	20,347
Net interest income	59,845	58,174	56,640	56,020	53,524	174,659	158,958
PROVISION/(RECAPTURE) FOR LOAN AND LEASE LOSSES	352	(1,969)	4,367	10,236	15,740	2,750	45,713
Net interest income after provision/(recapture) for loan and lease losses	59,493	60,143	52,273	45,784	37,784	171,909	113,245
NON-INTEREST INCOME
Fees and service charges on deposits	1,867	1,768	1,664	1,740	1,603	5,299	4,731
Loan servicing revenue	3,344	3,188	2,769	2,645	2,936	9,301	8,674
Loan servicing asset revaluation	(2,650)	7	(1,505)	(2,298)	1,122	(4,148)	(2,653)
ATM and interchange fees	1,201	1,044	1,012	1,076	1,028	3,257	3,089
Net realized gains (losses) on securities available-for-sale	130	(136)	1,462	2,889	1,037	1,456	2,412
Change in fair value of equity securities, net	(275)	517	(206)	428	154	36	301
Net gains on sales of loans	12,761	12,270	8,319	9,449	12,671	33,350	23,900
Wealth management and trust income	815	722	768	710	693	2,305	1,970
Other non-interest income	1,302	1,622	1,459	1,051	990	4,383	1,946
Total non-interest income	18,495	21,002	15,742	17,690	22,234	55,239	44,370
NON-INTEREST EXPENSE
Salaries and employee benefits	25,978	24,588	21,806	22,559	23,126	72,372	67,197
Occupancy and equipment expense, net	4,982	4,856	5,779	6,854	5,220	15,617	16,103
Loan and lease related expenses	1,175	1,503	951	1,324	2,053	3,629	4,631
Legal, audit, and other professional fees	2,710	2,898	2,214	1,336	2,390	7,822	6,802
Data processing	3,108	2,847	2,755	2,748	2,661	8,710	8,152
Net loss recognized on other real estate owned and other related expenses	42	389	621	495	349	1,052	1,324
Other intangible assets amortization expense	1,738	1,848	1,749	1,892	1,947	5,335	5,732
Other non-interest expense	4,447	4,052	2,967	9,813	3,941	11,466	12,460
Total non-interest expense	44,180	42,981	38,842	47,021	41,687	126,003	122,401
INCOME BEFORE PROVISION FOR INCOME TAXES	33,808	38,164	29,173	16,453	18,331	101,145	35,214
PROVISION FOR INCOME TAXES	8,502	9,672	7,375	4,162	5,260	25,549	10,038
NET INCOME	25,306	28,492	21,798	12,291	13,071	75,596	25,176
Dividends on preferred shares	196	195	196	196	196	587	587
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$25,110	$28,297	$21,602	$12,095	$12,875	$75,009	$24,589
EARNINGS PER COMMON SHARE
Basic	$0.68	$0.75	$0.57	$0.32	$0.34	$1.99	$0.65
Diluted	$0.66	$0.73	$0.56	$0.31	$0.34	$1.95	$0.64

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
and per share data)	2021	2021	2021	2020	2020	2021	2020
Common Share Data
Summary of Operations
Net interest income	$59,845	$58,174	$56,640	$56,020	$53,524	$174,659	$158,958
Provision/(recapture) for loan and lease losses	352	(1,969)	4,367	10,236	15,740	2,750	45,713
Non-interest income	18,495	21,002	15,742	17,690	22,234	55,239	44,370
Non-interest expense	44,180	42,981	38,842	47,021	41,687	126,003	122,401
Income before provision for income taxes	33,808	38,164	29,173	16,453	18,331	101,145	35,214
Provision for income taxes	8,502	9,672	7,375	4,162	5,260	25,549	10,038
Net income	25,306	28,492	21,798	12,291	13,071	75,596	25,176
Dividends on preferred shares	196	195	196	196	196	587	587
Net income available to common stockholders	$25,110	$28,297	$21,602	$12,095	$12,875	$75,009	$24,589

Earnings per Common Share
Basic earnings per common share	$0.68	$0.75	$0.57	$0.32	$0.34	$1.99	$0.65
Diluted earnings per common share	$0.66	$0.73	$0.56	$0.31	$0.34	$1.95	$0.64
Adjusted diluted earnings per common share(2)(3)(4)	$0.69	$0.77	$0.57	$0.38	$0.34	$2.02	$0.65
Weighted average common shares outstanding (basic)	37,200,778	37,965,658	38,164,201	38,202,665	38,057,350	37,773,350	37,973,694
Weighted average common shares outstanding (diluted)	38,018,301	38,696,036	38,915,482	38,574,129	38,249,335	38,523,112	38,251,963
Common shares outstanding	37,690,087	38,094,972	38,641,851	38,618,054	38,568,916	37,690,087	38,568,916
Cash dividends per common share	$0.09	$0.06	$0.06	$0.03	$0.03	$0.21	$0.09
Dividend payout ratio on common stock	13.64%	8.22%	10.71%	9.68%	8.82%	10.77%	14.06%
Tangible book value per common share(1)	$17.16	$16.74	$15.85	$16.12	$15.81	$17.16	$15.81

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.92%	3.76%	3.78%	3.78%	3.61%	3.82%	3.82%
Average cost of deposits	0.08%	0.08%	0.12%	0.15%	0.22%	0.09%	0.43%
Efficiency ratio(2)	54.18%	51.95%	51.25%	61.22%	52.46%	52.49%	57.38%
Adjusted efficiency ratio(1)(2)(3)	52.35%	49.50%	50.41%	55.77%	52.42%	50.76%	57.01%
Non-interest expense to average assets	2.67%	2.57%	2.39%	2.92%	2.59%	2.54%	2.70%
Adjusted non-interest expense to average assets(1)(3)	2.58%	2.45%	2.35%	2.67%	2.59%	2.46%	2.68%
Return on average stockholders' equity	12.19%	14.10%	10.96%	6.07%	6.57%	12.42%	4.33%
Adjusted return on average stockholders' equity(1)(3)(4)	12.69%	14.80%	11.18%	7.50%	6.58%	12.90%	4.42%
Return on average assets	1.53%	1.70%	1.34%	0.76%	0.81%	1.53%	0.56%
Adjusted return on average assets(1)(3)(4)	1.59%	1.78%	1.37%	0.94%	0.81%	1.58%	0.57%
Non-interest income to total revenues(1)	23.61%	26.53%	21.75%	24.00%	29.35%	24.03%	21.82%
Pre-tax pre-provision return on average assets(1)	2.07%	2.16%	2.06%	1.66%	2.12%	2.10%	1.79%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.15%	2.28%	2.10%	1.91%	2.12%	2.18%	1.80%
Return on average tangible common stockholders' equity(1)	16.22%	18.87%	14.86%	8.61%	9.39%	16.66%	6.51%
Adjusted return on average tangible common stockholders' equity(1)(3)	16.86%	19.77%	15.15%	10.47%	9.40%	17.27%	6.63%
Non-interest-bearing deposits to total deposits	41.06%	41.03%	40.12%	37.09%	35.73%	41.06%	35.73%
Loans and leases held for sale and loans and lease held for investment to total deposits	90.29%	88.26%	89.23%	91.51%	91.96%	90.29%	91.96%
Deposits to total liabilities	87.73%	88.97%	84.36%	85.08%	84.36%	87.73%	84.36%
Deposits per branch	$117,234	$115,732	$109,229	$103,305	$84,390	$117,234	$84,390
						$-
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.75%	0.79%	0.83%	0.95%	0.99%	0.75%	0.99%
ALLL to total loans and leases held for investment, net before ALLL	1.31%	1.38%	1.47%	1.53%	1.40%	1.31%	1.40%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.13%	0.17%	0.47%	0.47%	0.53%	0.25%	0.53%
Acquisition accounting adjustments(4)	$6,327	$9,393	$10,424	$13,389	$17,133	$6,327	$17,133

Capital Ratios
Common equity to total assets	12.14%	12.33%	11.61%	12.44%	12.07%	12.14%	12.07%
Tangible common equity to tangible assets(1)	9.89%	10.01%	9.31%	10.01%	9.64%	9.89%	9.64%
Leverage ratio	11.21%	10.82%	10.93%	11.12%	10.93%	11.21%	10.93%
Common equity tier 1 capital ratio	11.32%	11.97%	12.09%	12.20%	12.55%	11.32%	12.55%
Tier 1 capital ratio	12.32%	13.05%	13.20%	13.36%	13.77%	12.32%	13.77%
Total capital ratio	14.78%	15.74%	15.96%	16.18%	16.67%	14.78%	16.67%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended September 30,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$40,088	$19	0.19%	$48,678	$25	0.20%
Loans and leases(1)	4,539,111	56,291	4.92%	4,360,203	51,036	4.66%
Taxable securities	1,309,802	5,472	1.66%	1,364,516	6,341	1.85%
Tax-exempt securities(2)	187,064	1,254	2.66%	143,157	1,054	2.93%
Total interest-earning assets	$6,076,065	$63,036	4.12%	$5,916,554	$58,456	3.93%
Allowance for loan and lease losses	(61,528)			(53,964)
All other assets	546,331			538,700
TOTAL ASSETS	$6,560,868			$6,401,290
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$653,543	$228	0.14%	$565,917	$226	0.16%
Money market accounts	1,031,009	280	0.11%	1,202,016	634	0.21%
Savings	625,037	75	0.05%	535,396	64	0.05%
Time deposits	709,805	403	0.23%	870,228	1,836	0.84%
Total interest-bearing deposits	3,019,394	986	0.13%	3,173,557	2,760	0.35%
Other borrowings	426,284	349	0.33%	538,237	465	0.34%
Subordinated notes and debentures	110,195	1,592	5.73%	100,756	1,485	5.86%
Total borrowings	536,479	1,941	1.44%	638,993	1,950	1.21%
Total interest-bearing liabilities	$3,555,873	$2,927	0.33%	$3,812,549	$4,710	0.49%
Non-interest-bearing demand deposits	2,106,189			1,742,787
Other liabilities	75,052			54,844
Total stockholders’ equity	823,754			791,111
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,560,868			$6,401,290
Net interest spread(3)			3.79%			3.44%
Net interest income, fully taxable equivalent		$60,109			$53,746
Net interest margin, fully taxable equivalent(2)(4)			3.92%			3.61%
Tax-equivalent adjustment		(264)	0.01%		(222)	0.01%
Net interest income		$59,845			$53,524
Net interest margin(4)			3.91%			3.60%

Net loan accretion impact on margin		$1,638	0.11%		$3,911	0.26%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Nine Months Ended September 30,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$56,926	$75	0.18%	$48,861	$207	0.57%
Loans and leases(1)	4,487,909	164,423	4.90%	4,148,465	155,347	5.00%
Taxable securities	1,405,390	16,798	1.60%	1,261,458	21,678	2.30%
Tax-exempt securities(2)	184,826	3,729	2.70%	115,161	2,625	3.04%
Total interest-earning assets	$6,135,051	$185,025	4.03%	$5,573,945	$179,857	4.31%
Allowance for loan and lease losses	(64,768)			(43,584)
All other assets	552,660			522,321
TOTAL ASSETS	$6,622,943			$6,052,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$609,444	$647	0.14%	$432,785	$651	0.20%
Money market accounts	1,068,770	940	0.12%	1,126,588	3,794	0.45%
Savings	603,366	214	0.05%	509,001	186	0.05%
Time deposits	734,708	1,664	0.30%	986,419	10,179	1.38%
Total interest-bearing deposits	3,016,288	3,465	0.15%	3,054,793	14,810	0.81%
Other borrowings	572,018	1,333	0.31%	531,395	2,838	0.71%
Subordinated notes and debentures	110,029	4,785	5.81%	59,591	2,699	6.05%
Total borrowings	682,047	6,118	1.20%	590,986	5,537	1.25%
Total interest-bearing liabilities	$3,698,335	$9,583	0.35%	$3,645,779	$20,347	0.75%
Non-interest-bearing demand deposits	2,039,242			1,578,704
Other liabilities	71,737			50,677
Total stockholders’ equity	813,629			777,522
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,622,943			$6,052,682
Net interest spread(3)			3.68%			3.56%
Net interest income, fully taxable equivalent		$175,442			$159,510
Net interest margin, fully taxable equivalent(2)(4)			3.82%			3.82%
Tax-equivalent adjustment		(783)	0.01%		(552)	0.01%
Net interest income		$174,659			$158,958
Net interest margin(4)			3.81%			3.81%

Net loan accretion impact on margin		$5,001	0.11%		$10,754	0.26%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020	2021	2020
Net income and earnings per share excluding significant items
Reported Net Income	$25,306	$28,492	$21,798	$12,291	$13,071	$75,596	$25,176
Significant items:
Impairment charges on assets held for sale	1,435	1,942	604	4,022	32	3,981	747
Tax benefit	(391)	(529)	(165)	(1,120)	(9)	(1,085)	(208)
Adjusted Net Income	$26,350	$29,905	$22,237	$15,193	$13,094	$78,492	$25,715
Reported Diluted Earnings per Share	$0.66	$0.73	$0.56	$0.31	$0.34	$1.95	$0.64
Significant items:
Impairment charges on assets held for sale	0.04	0.05	0.02	0.10	—	0.10	0.02
Tax benefit	(0.01)	(0.01)	(0.01)	(0.03)	—	(0.03)	(0.01)
Adjusted Diluted Earnings per Share	$0.69	$0.77	$0.57	$0.38	$0.34	$2.02	$0.65

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except per share data,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ratios annualized, where applicable)	2021	2021	2021	2020	2020	2021	2020
Adjusted non-interest expense:
Non-interest expense	$44,180	$42,981	$38,842	$47,021	$41,687	$126,003	$122,401
Less: Significant items
Impairment charges on assets held for sale	1,435	1,942	604	4,022	32	3,981	747
Adjusted non-interest expense	$42,745	$41,039	$38,238	$42,999	$41,655	$122,022	$121,654
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$42,745	$41,039	$38,238	$42,999	$41,655	$122,022	$121,654
Less: Amortization of intangible assets	1,738	1,848	1,749	1,892	1,947	5,335	5,732
Adjusted non-interest expense excluding amortization of intangible assets	$41,007	$39,191	$36,489	$41,107	$39,708	$116,687	$115,922
Pre-tax pre-provision net income:
Pre-tax income	$33,808	$38,164	$29,173	$16,453	$18,331	$101,145	$35,214
Add: Provision/(recapture) for loan and lease losses	352	(1,969)	4,367	10,236	15,740	2,750	45,713
Pre-tax pre-provision net income	$34,160	$36,195	$33,540	$26,689	$34,071	$103,895	$80,927
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$34,160	$36,195	$33,540	$26,689	$34,071	$103,895	$80,927
Impairment charges on assets held for sale	1,435	1,942	604	4,022	32	3,981	747
Adjusted pre-tax pre-provision net income	$35,595	$38,137	$34,144	$30,711	$34,103	$107,876	$81,674
Tax equivalent net interest income
Net interest income	$59,845	$58,174	$56,640	$56,020	$53,524	$174,659	$158,958
Add: Tax-equivalent adjustment	264	269	250	240	222	783	552
Net interest income, fully taxable equivalent	$60,109	$58,443	$56,890	$56,260	$53,746	$175,442	$159,510
Total revenues:
Net interest income	$59,845	$58,174	$56,640	$56,020	$53,524	$174,659	$158,958
Add: Non-interest income	18,495	21,002	15,742	17,690	22,234	55,239	44,370
Total revenues	$78,340	$79,176	$72,382	$73,710	$75,758	$229,898	$203,328
Tangible common stockholders' equity:
Total stockholders' equity	$824,418	$817,073	$793,795	$805,464	$794,696	$824,418	$794,696
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	167,296	169,034	170,882	172,631	174,523	167,296	174,523
Tangible common stockholders' equity	$646,684	$637,601	$612,475	$622,395	$609,735	$646,684	$609,735
Tangible assets:
Total assets	$6,704,451	$6,540,602	$6,750,125	$6,390,652	$6,496,513	$6,704,451	$6,496,513
Less: Goodwill and other intangibles	167,296	169,034	170,882	172,631	174,523	167,296	174,523
Tangible assets	$6,537,155	$6,371,568	$6,579,243	$6,218,021	$6,321,990	$6,537,155	$6,321,990
Average tangible common stockholders' equity:
Average total stockholders' equity	$823,754	$810,490	$806,452	$805,593	$791,111	$813,629	$777,522
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	168,140	169,906	171,795	173,536	175,443	169,934	177,426
Average tangible common stockholders' equity	$645,176	$630,146	$624,219	$621,619	$605,230	$633,257	$589,658
Average tangible assets:
Average total assets	$6,560,868	$6,720,492	$6,587,765	$6,400,621	$6,401,290	$6,622,943	$6,052,682
Less: Average goodwill and other intangibles	168,140	169,906	171,795	173,536	175,443	169,934	177,426
Average tangible assets	$6,392,728	$6,550,586	$6,415,970	$6,227,085	$6,225,847	$6,453,009	$5,875,256
Tangible net income available to common stockholders:
Net income available to common stockholders	$25,110	$28,297	$21,602	$12,095	$12,875	$75,009	$24,589
Add: After-tax intangible asset amortization	1,265	1,344	1,272	1,365	1,405	3,881	4,136
Tangible net income available to common stockholders	$26,375	$29,641	$22,874	$13,460	$14,280	$78,890	$28,725
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$26,375	$29,641	$22,874	$13,460	$14,280	$78,890	$28,725
Impairment charges on assets held for sale	1,435	1,942	604	4,022	32	3,981	747
Tax benefit on significant items	(391)	(529)	(165)	(1,120)	(9)	(1,085)	(208)
Adjusted tangible net income available to common stockholders	$27,419	$31,054	$23,313	$16,362	$14,303	$81,786	$29,264

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$34,160	$36,195	$33,540	$26,689	$34,071	$103,895	$80,927
Average total assets	6,560,868	6,720,492	6,587,765	6,400,621	6,401,290	6,622,943	6,052,682
Pre-tax pre-provision return on average assets	2.07%	2.16%	2.06%	1.66%	2.12%	2.10%	1.79%

Byline Bancorp, Inc.

Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$35,595	$38,137	$34,144	$30,711	$34,103	$107,876	$81,674
Average total assets	6,560,868	6,720,492	6,587,765	6,400,621	6,401,290	6,622,943	6,052,682
Adjusted pre-tax pre-provision return on average assets	2.15%	2.28%	2.10%	1.91%	2.12%	2.18%	1.80%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$60,109	$58,443	$56,890	$56,260	$53,746	$175,442	$159,510
Total average interest-earning assets	6,076,065	6,231,616	5,913,746	5,916,554	5,916,554	6,135,051	5,573,945
Net interest margin, fully taxable equivalent	3.92%	3.76%	3.78%	3.78%	3.61%	3.82%	3.82%
Non-interest income to total revenues:
Non-interest income	$18,495	$21,002	$15,742	$17,690	$22,234	$55,239	$44,370
Total revenues	78,340	79,176	72,382	73,710	75,758	229,898	203,328
Non-interest income to total revenues	23.61%	26.53%	21.75%	24.00%	29.35%	24.03%	21.82%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$42,745	$41,039	$38,238	$42,999	$41,655	$122,022	$121,654
Average total assets	6,560,868	6,720,492	6,587,765	6,400,621	6,401,290	6,622,943	6,052,682
Adjusted non-interest expense to average assets	2.58%	2.45%	2.35%	2.67%	2.59%	2.46%	2.68%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$41,007	$39,191	$36,489	$41,107	$39,708	$116,687	$115,922
Total revenues	78,340	79,176	72,382	73,710	75,758	229,898	203,328
Adjusted efficiency ratio	52.35%	49.50%	50.41%	55.77%	52.42%	50.76%	57.01%
Adjusted return on average assets:
Adjusted net income	$26,350	$29,905	$22,237	$15,193	$13,094	$78,492	$25,715
Average total assets	6,560,868	6,720,492	6,587,765	6,400,621	6,401,290	6,622,943	6,052,682
Adjusted return on average assets	1.59%	1.78%	1.37%	0.94%	0.81%	1.58%	0.57%
Adjusted return on average stockholders' equity:
Adjusted net income	$26,350	$29,905	$22,237	$15,193	$13,094	$78,492	$25,715
Average stockholders' equity	823,754	810,490	806,452	805,593	791,111	813,629	777,522
Adjusted return on average stockholders' equity	12.69%	14.80%	11.18%	7.50%	6.58%	12.90%	4.42%
Tangible common equity to tangible assets:
Tangible common equity	$646,684	$637,601	$612,475	$622,395	$609,735	$646,684	$609,735
Tangible assets	6,537,155	6,371,568	6,579,243	6,218,021	6,321,990	6,537,155	6,321,990
Tangible common equity to tangible assets	9.89%	10.01%	9.31%	10.01%	9.64%	9.89%	9.64%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$26,375	$29,641	$22,874	$13,460	$14,280	$78,890	$28,725
Average tangible common stockholders' equity	645,176	630,146	624,219	621,619	605,230	633,257	589,658
Return on average tangible common stockholders' equity	16.22%	18.87%	14.86%	8.61%	9.39%	16.66%	6.51%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$27,419	$31,054	$23,313	$16,362	$14,303	$81,786	$29,264
Average tangible common stockholders' equity	645,176	630,146	624,219	621,619	605,230	633,257	589,658
Adjusted return on average tangible common stockholders' equity	16.86%	19.77%	15.15%	10.47%	9.40%	17.27%	6.63%
Tangible book value per share:
Tangible common equity	$646,684	$637,601	$612,475	$622,395	$609,735	$646,684	$609,735
Common shares outstanding	37,690,087	38,094,972	38,641,851	38,618,054	38,568,916	37,690,087	38,568,916
Tangible book value per share	$17.16	$16.74	$15.85	$16.12	$15.81	$17.16	$15.81